UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2005

Gas Transmission Northwest Corporation

(Exact name of registrant as specified in its charter)

California	0-25842	94-1512922
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1400 SW Fifth Avenue, Suite 900 Portland, Oregon	97201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 833-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

The Board of Directors of Gas Transmission Northwest Corporation resolved on April 8, 2005 not to reappoint Deloitte & Touche LLP (“Deloitte”) as the independent public accountants of the Corporation and its subsidiaries, for fiscal year 2005. Deloitte’s reports on the financial statements of Gas Transmission Northwest Corporation for each of the two years ended December 31, 2004 and 2003 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During each of the two years ended December 31, 2004 and 2003 and the subsequent interim period through April 8, 2005, there were no disagreements (as such term is defined in instruction 4 to Item 304 of Securities and Exchange Commission Regulation S-K) with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte would have caused Deloitte to make reference to the subject matter of the disagreement(s) in connection with its report. Attached hereto is a copy of a letter from Deloitte to the Securities and Exchange Commission indicating whether it agrees with the statements made in this report.

On April 8, 2005, the Board of Directors of Gas Transmission Northwest Corporation selected KPMG as the independent public accountants to examine the financial statements of Gas Transmission Northwest Corporation and its subsidiaries, for fiscal year 2005.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
16	Letter from Deloitte & Touche LLP to Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gas Transmission Northwest Corporation

Date: April 8, 2005	/s/ Ronald J. Turner
	Name	Ronald J. Turner
	Title	President

EXHIBIT INDEX

Exhibit No.	Description
16	Letter from Deloitte & Touche LLP to Securities and Exchange Commission